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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                         INTERNATIONAL HOME FOODS, INC.
             (Exact name of registrant as specified in its charter)



               DELAWARE                                13-337322
(State of incorporation or organization) (I.R.S. Employer Identification Number)




          1633 LITTLETON ROAD
        PARSIPPANY, NEW JERSEY                           07504
(Address of principal executive offices)               (Zip Code)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class                              Name of each exchange on which
to be so registered                              each class it so be registered
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COMMON STOCK, PAR                                NEW YORK STOCK EXCHANGE
VALUE $0.01 PER SHARE


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instructions A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

 SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                   333-36249

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered

         For information with respect to the common stock, par value $0.01 per share (the "Common Stock"), of International Home Foods, Inc., a Delaware corporation (the "Company"), see the information under the caption "Description of Capital Stock" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, on September 24, 1997, as such Registration Statement may be amended from time to time. The prospectus is deemed to be incorporated herein by reference. The Company has filed an application with respect to the Common Stock with, and delivered copies of the Registration Statement to, the New York Stock Exchange.

Item 2.           Exhibits

         The required exhibits need not be filed because the Common Stock will be registered on the New York Stock Exchange, on which no other securities of the Company are registered.



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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       INTERNATIONAL HOME FOODS, INC.



Date:    October 27, 1997              By: C. DEAN METROPOULOS
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                                           C. Dean Metropoulos
                                           Chairman of the Board and
                                           Chief Executive Officer







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